Exhibit 99.2

             BELO'S MONTHLY REVENUE AND STATISTICAL REPORT JUNE 2005

    DALLAS, July 22 /PRNewswire-FirstCall/ -- Belo Corp. (NYSE: BLC) issued today its statistical report for the month of June. Newspaper Group total revenue increased 2.2 percent for the month with advertising revenue up 2.3 percent. Total revenue was down slightly at The Dallas Morning News, increased
3.9 percent at The Providence Journal, and increased 8.7 percent at The Press-Enterprise in Riverside. Television Group revenues decreased 6.5 percent in the month of June.

    June Newspaper Linage
    At The Dallas Morning News, total revenue decreased slightly in June versus last year, with advertising revenue down 2.1 percent. Retail full-run ROP revenue decreased 0.9 percent with strength in the furniture, real estate, professional services and restaurants categories offset by weakness in the computers, entertainment and grocery categories. Retail full-run ROP linage decreased 4.8 percent. General full-run ROP revenue decreased 18.9 percent with a significant increase in automotive more than offset by decreases in the telecom and travel categories. General full-run ROP volume increased 1.1 percent. Classified revenue increased 2.5 percent versus the prior year with a
6.2 percent decrease in volume. Classified employment revenue and classified real estate revenue increased 23.7 percent and 10.1 percent, respectively, while classified automotive revenue decreased 17.2 percent.

    At The Providence Journal, advertising revenue increased 6.2 percent in June versus June 2004 with a 3.9 percent increase in total revenue. Total full-run ROP linage increased 1.8 percent. Retail volumes increased 7.3 percent while general and classified volumes decreased 15.9 percent and 2.3 percent, respectively.

    At The Press-Enterprise, advertising revenues were up 13.8 percent for June with total revenue up 8.7 percent. The impressive ad revenue growth at The Press-Enterprise was led by another strong month in classified real estate.

    About Belo
    Belo Corp. is one of the nation's largest media companies with a diversified group of market-leading television, newspaper, cable and interactive media assets. A Fortune 1000 company with 7,600 employees and $1.5 billion in annual revenues, Belo operates in some of America's most dynamic markets in Texas, the Northwest, the Southwest, Rhode Island, and the Mid-Atlantic. Belo owns 19 television stations, six of which are in the 15 largest U.S. broadcast markets. The Company also owns or operates seven cable news channels and manages one television station through a local marketing agreement. Belo's daily newspapers are The Dallas Morning News, The Providence Journal, The Press-Enterprise (Riverside, CA) and the Denton Record-Chronicle (Denton, TX). The Company also publishes specialty publications targeting young adults, affluent populations and the fast-growing Hispanic market, including Quick and al dia in Dallas/Fort Worth, and the d, El D and La Prensa in Riverside. Belo operates more than 30 Web sites associated with its operating companies. Additional information is available at http://www.belo.com or by contacting Carey Hendrickson, vice president/Investor Relations & Corporate Communications, at 214-977-6626.

    Statements in this communication concerning Belo's business outlook or future economic performance, anticipated profitability, revenues, expenses, capital expenditures, investments, future financings or other financial and non-financial items that are not historical facts, are "forward-looking statements" as the term is defined under applicable federal securities laws. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those statements.

    Such risks, uncertainties and factors include, but are not limited to, changes in capital market conditions and prospects, and other factors such as changes in advertising demand, interest rates and newsprint prices; newspaper circulation matters, including changes in readership, and audits and related actions (including the censure of The Dallas Morning News) by the Audit Bureau of Circulations; technological changes, including the transition to digital television and the development of new systems to distribute television and other audio-visual content; development of Internet commerce; industry cycles; changes in pricing or other actions by competitors and suppliers; regulatory changes; adoption of new accounting standards or changes in existing accounting standards by the Financial Accounting Standards Board or other accounting standard-setting bodies or authorities; the effects of Company acquisitions and dispositions; general economic conditions; and significant armed conflict, as well as other risks detailed in Belo's other public disclosures, and filings with the Securities and Exchange Commission ("SEC") including the Annual Report on
Form 10-K.

                                      Belo
                         Monthly Revenue and Statistics
                                    June 2005

Revenue:
(Dollars in thousands)

                                          June                             YTD
                             ------------------------------   ------------------------------
                               2005       2004      Change      2005       2004      Change
                             --------   --------   --------   --------   --------   --------
Total Television Group
  Revenue                      55,392     59,238       -6.5%   333,826    343,185       -2.7%
Total Newspaper Group
  Revenue                      66,347     64,946        2.2%   393,897    389,572        1.1%

                             The Dallas Morning News

Linage (Note 1 & 2):

                                             June                                   YTD
                             ------------------------------------   ------------------------------------
                                2005         2004        Change        2005         2004        Change
                             ----------   ----------   ----------   ----------   ----------   ----------
  Number of Sundays                   4            4          ---           26           26          ---

FULL RUN ROP
(Measured in six-
 column SAU inches)
  Retail                         69,391       72,918         -4.8%     457,848      444,869          2.9%
  General                        26,739       26,452          1.1%     152,881      144,125          6.1%
  Classified                    112,227      119,582         -6.2%     721,896      700,666          3.0%
TOTAL                           208,357      218,952         -4.8%   1,332,625    1,289,660          3.3%

Note 1: Certain amounts have been reclassified to conform to the current year presentation.

Note 2: Linage is for The Dallas Morning News newspaper only. Linage for the Denton Record-Chronicle, al dia, and Quick is not included due to the difference in their circulation versus The Dallas Morning News.

Source:  Internal Records

                             The Providence Journal
Linage:

                                             June                                   YTD
                             ------------------------------------   ------------------------------------
                                2005         2004        Change        2005         2004        Change
                             ----------   ----------   ----------   ----------   ----------   ----------
  Number of Sundays                   4            4          ---           26           26          ---

FULL RUN ROP
(Measured in six-
column SAU inches)
  Retail                         54,388       50,708          7.3%     313,455      334,827         -6.4%
  General                         4,329        5,147        -15.9%      26,768       30,470        -12.1%
  Classified                     43,982       45,018         -2.3%     248,051      231,022          7.4%
TOTAL                           102,699      100,873          1.8%     588,274      596,319         -1.3%

Source:  Internal Records

SOURCE  Belo Corp.
    -0-                             07/22/2005
    /CONTACT: Carey Hendrickson, vice president-Investor Relations & Corporate Communications of Belo Corp., +1-214-977-6626/
    /First Call Analyst: Carey Hendrickson /
    /Web site: http://www.belo.com /